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                                                                    Exhibit 23.3
                                                                    ------------

                        Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus of Bottomline Technologies (de), Inc. pertaining to the registration of 1,619,992 shares of common stock and of our report dated November 10, 2000 with respect to the financial statements of Checkpoint Security Services Limited (now Bottomline Technologies Europe Limited) for the year ended April 30, 1998 included in Bottomline Technologies
(de), Inc.'s Current Report on Form 8-K/A, dated November 13, 2000, filed with the Securities and Exchange Commission.


                                        /s/ Smith & Williamson
                                        --------------------------
                                        Smith & Williamson
July 10, 2001
Guildford, England